SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 2, 2010

Date of Report (Date of earliest event reported)

Discovery Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(Address of principal executive offices)

(215) 488-9300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 2, 2010, Discovery Laboratories, Inc. (the “Company”) issued a press release announcing that The Nasdaq Stock Market, LLC (“Nasdaq”) has approved the Company’s application to transfer its stock listing from The Nasdaq Global Market® to The Nasdaq Capital Market®. The transfer was effective at the opening of the market on June 4, 2010. The Company’s common stock will continue to be traded under the symbol “DSCO” and the transfer will have no impact on the ability of investors to trade the stock. The Nasdaq Capital Market is a continuous trading market that operates in the same manner as The Nasdaq Global Market.  All companies listed on The Nasdaq Capital Market must meet certain financial requirements and adhere to Nasdaq’s corporate governance standards.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

The Company had previously announced in its current report on Form 8-K filed with the SEC on December 4, 2009 that on December 2, 2009, the Company received a delisting notification from The Nasdaq Global Market indicating that the Company’s common stock had failed to close at or above $1.00 per share for more than 30 consecutive trading days and, as a result, the Company was not in compliance with the Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Rule”).  The delisting notification also granted the Company 180 calendar days, or until June 1, 2010, to regain compliance with the Minimum Bid Price Rule.

As the Company’s common stock has not closed at or above $1.00 per share for 10 consecutive trading days within the grace period provided, to avoid a second delisting notification, the Company filed an application to transfer the listing of its common stock from The Nasdaq Global Market to The Nasdaq Capital Market.  In addition, in connection with the transfer to The Nasdaq Capital Market, on June 2, 2010, Nasdaq notified the Company that it has in accordance with Nasdaq Listing Rule 5810(c)(3)(A), granted the Company an additional 180 calendar days, or until November 29, 2010, to regain compliance with the Minimum Bid Price Rule, which would occur if the Company’s common stock closed at or above $1.00 for 10 consecutive trading days.

If compliance is not regained, Nasdaq will notify the Company of its determination to delist the Company’s common stock, which decision may be appealed to a Nasdaq Listing Qualifications Panel.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated June 2, 2010.

Cautionary Note Regarding Forward-looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company’s product development or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company’s filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Laboratories, Inc.

By:	/s/ W. Thomas Amick
Name: W. Thomas Amick
Title: Chief Executive Officer

Date: June 4, 2010